UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2011, Yahoo! Inc., a Delaware corporation (“Yahoo”) entered into a Framework Agreement, by and among Yahoo, Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (“Alibaba”), Softbank Corp., a Japanese corporation (“Softbank”), Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Alipay”), APN Ltd., a company organized under the laws of the Cayman Islands (“IPCo”), Zhejiang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“HoldCo”), Jack Ma Yun, Joseph C. Tsai and certain security holders of Alipay or HoldCo as joinder parties.

Yahoo and Softbank are principal shareholders of Alibaba and Mr. Ma and Mr. Tsai are shareholders, directors and executive officers of Alibaba. Alipay, formerly a subsidiary of Alibaba, is a subsidiary of Holdco, which is majority owned by Mr. Ma. Alipay engages in the online payments business in the People’s Republic of China (“PRC”) and provides online payments services to Taobao and other subsidiaries of Alibaba, and third parties. IPCo is a special purpose entity formed in connection with the Framework Agreement which prior to the closing of the transactions will be owned by Mr. Ma and Mr. Tsai.

Pursuant to the terms of the Framework Agreement, the parties have agreed, among other things, that (1) upon the occurrence of certain liquidity events (including a public offering or sale of the company) with respect to Alipay, Alipay will pay a percentage of the proceeds of such liquidity event to Alibaba (the “Liquidity Event Payment”); (2) Alibaba (including Taobao Marketplace and Taobao Mall) will receive payment processing services on preferential terms from Alipay and its subsidiaries in accordance with a long-term commercial agreement (the “Commercial Agreement”); (3) Alibaba will license to Alipay certain intellectual property and perform various software technology services for Alipay in accordance with an intellectual property license and software technology services agreement (the “Intellectual Property and Software Technology Services Agreement”); (4) IPCo will issue to Alibaba a seven year maturity promissory note in the principal amount of $500 million (the “IPCo Promissory Note”); and (5) the IPCo Promissory Note, the Liquidity Event Payment and certain other payments will be secured by a pledge of 50,000,000 ordinary shares of Alibaba which will be contributed to IPCo by Mr. Ma and Mr. Tsai, as well as certain other collateral which may be pledged in the future; in each case as more fully described below.

Prior to the consummation of the transactions under the Framework Agreement (the “Closing”), Alibaba and its subsidiaries will undertake certain restructuring transactions set forth in the Framework Agreement to consolidate certain assets, liabilities and employees related to the Alipay business into specific subsidiaries which will be transferred to Alipay either at Closing or following a Liquidity Event. Further at Closing, a subsidiary of Alibaba that provides call center services for the Alipay business will be transferred to Alipay.

Liquidity Event

Pursuant to the terms of the Framework Agreement, a “Liquidity Event” will be deemed to occur upon the earlier of (1) a qualified initial public offering of Alipay; (2) a transfer of 37.5% or more of the securities of Alipay; or (3) a sale of all or substantially all of the assets of Alipay.

Upon the occurrence of a Liquidity Event, HoldCo must pay to Alibaba 37.5% of the equity value of Alipay (the “Liquidity Event Payment”), less $500 million (i.e., the principal amount of the IPCo Promissory Note). The Liquidity Event Payment plus $500 million must in the aggregate not be less than $2 billion and may not exceed $6 billion, subject to certain increases and additional payments if no Liquidity Event has occurred by the sixth anniversary of Closing. The Liquidity Event Payment may be paid in installments over 24 months if the Liquidity Event does not generate sufficient proceeds to enable immediate payment of the Liquidity Event Payment.

At any time following the tenth anniversary of the Closing, if no Liquidity Event has yet occurred, Alibaba will have the right to cause HoldCo and HoldCo’s shareholders to effect a Liquidity Event with respect to Alipay, provided that Alipay’s equity value or enterprise value at such time exceeds $1 billion. In this case, the $2 billion minimum amount described above will not apply to a Liquidity Event effected by means of a qualified initial public offering, a sale of all of the securities of Alipay, or a sale of all or substantially all of the assets of Alipay.

Make-Whole Payment

If a Liquidity Event results in a transfer of 37.5% or more (but less than 100%) of the securities of Alipay (a “First Event”) and a subsequent liquidity event (including a HoldCo Liquidity Event as described below) occurs within three years (a “Later Event”), then HoldCo will pay to Alibaba a “Make-Whole Payment” equal to the excess, if any, of (1) 37.5% of the equity value of Alipay in the Later Event less $500 million (the amount of the IPCo Promissory Note), over (2) the Liquidity Event Payment from the First Event. Only one Later Event may trigger a Make-Whole Payment.

A “HoldCo Liquidity Event” will be deemed to occur upon (1) a public offering of securities of HoldCo; (2) a transfer of beneficial ownership of 37.5% or more of the securities of HoldCo; or (3) a transfer of all or substantially all of the assets of HoldCo. Until the date that certain payments are paid in full, including the Liquidity Event Payment, Mr. Ma, Mr. Tsai, HoldCo and its shareholders will not effect or permit a HoldCo Liquidity Event.

Additional Pledge of Collateral for Later Payments

If a Liquidity Event or Later Event does not generate sufficient proceeds to enable immediate payment of the Liquidity Event Payment and the other amounts payable, Mr. Ma and Mr. Tsai shall pledge shares of Alibaba, cash and/or marketable securities with a value at least equal to the amount of the deferred payment obligations (the “Shortfall Amount”).

Non-Compete Provisions

From the Closing of the Framework Agreement until the date when the Liquidity Event Payment and certain other payments have been paid in full, (1) Alibaba and its subsidiaries will not compete in the PRC with the business of Alipay, subject to certain exceptions; and (2) HoldCo, Alipay and their respective subsidiaries will not compete anywhere in the world with Alibaba or its subsidiaries’ businesses, subject to certain exceptions.

IPCO Promissory Note and Related Security Documents

Under the terms of the IPCo Promissory Note, the “Maturity Date” will occur seven years following the Closing under the Framework Agreement or, if the Liquidity Event occurs prior to seven years following the Closing, the date that certain payments, including the Liquidity Event Payment, are required to be paid in full (in which case the IPCo Promissory Note may be paid in installments on the same schedule as the Liquidity Event Payment, or may be prepaid sooner). No interest shall accrue until the Maturity Date (or, if sooner, the date of the Liquidity Event). After the Maturity Date (or, if sooner, the date of the Liquidity Event), interest will accrue at the two-year U.S. treasury rate plus two percent. IPCo may prepay up to $475 million of the principal amount at any time and, with Alibaba’s consent, the remaining principal amount, in each case without penalty or premium.

IPCo will secure any obligation of IPCo, Alipay, HoldCo, Mr. Ma and Mr. Tsai under the IPCo Promissory Note and related security documents (the “Secured Obligations”) by pledging an aggregate of 50,000,000 ordinary shares of Alibaba. As continuing security for the Secured Obligations, Mr. Ma and Mr. Tsai will grant a security interest in all issued shares of IPCo legally and beneficially owned by each of Mr. Ma and Mr. Tsai.

Commercial Agreement

Under the Commercial Agreement, among Alibaba, Holdco and Alipay, Alipay agrees to provide payment processing services, to Alibaba and its subsidiaries (including Taobao Marketplace and Taobao Mall) on preferential terms. The fees to be paid by Alibaba and its subsidiaries to Alipay for the services provided under the Commercial Agreement will take into account Alibaba and its Subsidiaries’ status as large volume customers and will be approved on an annual basis by the directors of Alibaba designated by Yahoo and Softbank. The Commercial Agreement will be non-exclusive and will remain in effect for an auto-renewing 50 year term, subject to Alibaba’s right to terminate upon one year’s prior written notice. If in connection with an initial public offering of Alipay, the Commercial Agreement is required by applicable regulatory authorities to be modified, a one-time payment may be payable by Holdco to Alibaba to compensate Alibaba the overall impact of such adjustment. The Commercial Agreement will become effective upon the Closing.

Intellectual Property License and Software Technology Services Agreement

Under the Intellectual Property License and Software Technology Services Agreement, among Alibaba and Alipay, Alibaba licenses to Alipay certain intellectual property and technology and provide certain software technology services to Alipay and its subsidiaries. Alipay will pay to Alibaba (1) a royalty equal to a certain percentage of the consolidated revenue of Alipay and its subsidiaries and (2) a software technology services fee. The royalty and the software technology services fee consist of an expense reimbursement and a 49.9% share of the consolidated pre-tax income of Alipay and its subsidiaries. This percentage will decrease upon certain dilutive equity issuances by Alipay and HoldCo; provided, however, such percentage shall not be reduced below 30%. The Intellectual Property License and Software Technology Services Agreement will terminate upon the earlier to occur of (i) such time as it may be required to be terminated by applicable regulatory authorities in connection with a qualified initial public offering and (ii) the date the Liquidity Event Payment, the IPCo Promissory Note and certain related payments have been paid in full. The Intellectual Property License and Software Technology Services Agreement will become effective upon the Closing.

Release Agreement

Upon the Closing of the Framework Agreement, Yahoo, Softbank, Alibaba, Holdco, Mr. Ma, Mr. Tsai will enter into an agreement (the “Release Agreement”) (1) pursuant to which the parties agree that the Alibaba board of directors will ratify the actions taken by Alibaba in connection with the restructuring of the ownership of Alipay and the termination of certain control agreements which resulted in the deconsolidation of Alipay; and (2) releasing claims against Alibaba, Alipay, HoldCo, Mr. Ma, Mr. Tsai and certain of their related parties (including Alibaba’s directors in their capacity as such) from any and all claims and liabilities, subject to certain limitations, arising out of or based upon such actions.

Conditions to Closing

The parties’ obligations to consummate the transactions under the Framework Agreement are subject to certain closing conditions, including obtaining PRC regulatory approval. The parties expect this approval to be obtained by the end of 2011.

Termination Provisions

The Framework Agreement contains certain termination rights, including, among other things, that at any time prior to the Closing, the Framework Agreement may be terminated as follows: (1) upon unanimous written agreement of all parties; (2) by either Alibaba or Holdco (i) if a governmental authority permanently enjoins or prohibits the transactions, (ii) if the PBOC issues an order withdrawing the PBOC payment license issued to Alipay or prohibits (or narrows the scope of) Alipay’s business as approved under the PBOC payment license, or (iii) if certain PRC approvals are not obtained and such failure is final and non-appealable; (3) by Alibaba (i) if HoldCo, Alipay, IPCo, Mr. Ma or Mr. Tsai breach certain of its representations or warranties, covenants or agreements with a 20-day cure period; (4) by HoldCo if Alibaba, Yahoo or Softbank breach certain representations or warranties, covenants or agreements with a 20-day cure period; or (5) by any party if the closing has not occurred before December 31, 2011, as long as the terminating party’s breach is not the primary cause of the failure of the closing conditions to be satisfied. The December 31, 2011 is subject to an automatic extension by up to 60 days if required PRC regulatory approvals are the only remaining unsatisfied condition.

The foregoing summary of the Framework Agreement is subject to, and is qualified in its entirety by, the full text of the Framework Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the foregoing summary of the Release Agreement is subject to, and qualified in its entirety by, the full text of the Release Agreement, the form of which is attached as an exhibit to the Framework Agreement and incorporated herein by reference.

Safe Harbor for Forward Looking Statements

This Form 8-K contains forward-looking statements concerning the Framework Agreement, including, without limitation, statements about the expected timing of closing. Actual results and benefits of the transactions contemplated by the Framework Agreement may differ materially from management expectations. The potential risks and uncertainties include, among others, the failure to consummate or delays in consummating the transactions contemplated by the Framework Agreement; the failure of Alipay to generate significant royalty and software technology services fees payable to Alibaba; the possibility that a liquidity event of Alipay does not occur; the failure or inability of IPCo to pay the promissory note in accordance with its terms; the possibility that the expected benefits of the transactions contemplated by the Framework Agreement do not materialize as expected or at all; and uncertainties concerning PRC laws and regulations and the PRC regulatory environment. All information set forth in this Form 8-K is as of July 29, 2011. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances; however, Yahoo may update any portion thereof at any time in its discretion. More information about potential factors that could affect Yahoo’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yahoo’s Annual Report on Form 10-K for the year ended December 31, 2010, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which are on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which will be filed with the SEC in the third quarter of 2011.

Item 7.01	Regulation FD Disclosure.

On July 29, 2011, Alibaba, Yahoo! and Softbank Corp. issued a press release announcing the execution of the Framework Agreement.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Yahoo! under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Framework Agreement, dated as of July 29, 2011, by and among Yahoo! Inc., Alibaba Group Holding Limited, Softbank Corp., Alipay.com Co., Ltd., APN Ltd., Zhejiang Alibaba E-Commerce Co., Ltd., Jack Ma Yun, Joseph C. Tsai and certain joinder parties.*

99.1	Press Release dated July 29, 2011

*	The Framework Agreement contains additional exhibits in addition to the Release Agreement. Yahoo! will file the remaining exhibits to the Framework Agreement by an amendment to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Michael J. Callahan
	Name:	Michael J. Callahan
	Title:	Executive Vice President, General Counsel and Secretary

Date: July 29, 2011